EXHIBIT 16.1


February 22, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir:

We have read the first five paragraphs and the last paragraph of Item 4 included in the Form 8-K dated February 16, 1999 of FVNB Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP

Copy to:
Mr. David M. Gaddis, FVNB Corp.



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